UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 29, 2005

                                IPIX CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


            DELAWARE               000-26363                52-2213841
         (State or other          (Commission             (IRS Employer
  jurisdiction of incorporation)  File Number)         Identification Number)


  8000 TOWERS CRESCENT DRIVE, SUITE 1350, VIENNA, VIRGINIA        22182
  ---------------------------------------------------------------------
        (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (703) 847-3660
                                                           --------------

              3160 CROW CANYON ROAD, SAN RAMON, CALIFORNIA 94583
              --------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written  communications  pursuant to Rule 425 under the  Securities
        Act (17 CFR 230.425)

    [ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


     On March 29, 2005, IPIX Corporation (the "Company") entered into a letter agreement (the "Letter Agreement") with Kara Brand, our interim Chief Financial Officer, which is being filed with this report as Exhibit 10.1. The Letter Agreement provides for the payment of bonus compensation to Ms. Brand in an amount equal to (i) $20,000 in consideration of the successful completion of the Company's ongoing Sarbanes-Oxley Section 404 compliance implementation project and (ii) $60,000 for the successful completion of Ms. Brand's service as Chief Financial Officer. The Letter Agreement further provides that Ms. Brand will not be required to serve as the Company's Chief Financial Officer upon the earlier of (i) the filing and acceptance of the Company's Form 10-K or (ii) Ms. Brand's removal as Chief Financial Officer by the Company's Board of Directors.



     The Letter Agreement further supplements Ms. Brand's bonus compensation established pursuant to a letter agreement dated October 25, 2004 (the "Prior Letter Agreement"), which was entered into prior to Ms. Brand's election as the Company's interim Chief Financial Officer. Pursuant to the terms of the Prior Letter Agreement, the Company will pay Ms. Brand a bonus equal to $37,500 if she remains with the Company until May 6, 2005. In addition, the Company will pay Ms. Brand a severance payment equal to $75,000 if she remains employed by the Company through May 6, 2005. A copy of the Prior Letter Agreement is filed with this report as Exhibit 10.2.



     Effective April 1, 2005, the Company entered into an employment agreement ( the "Agreement") with Charles Crew, which is being filed with this report as
Exhibit 10.3. The Agreement contains the terms of Mr. Crew's employment and provides that he will serve as Chief Financial Officer of the Company until his resignation or removal. The Agreement provides that Mr. Crew will receive a base salary of $200,000 per year and will be eligible for an annual bonus, which will be determined by the Board of Directors. In addition, the Company issued to Mr. Crew an option to purchase 250,000 shares of common stock at an exercise price of $2.58 per share. The Company may terminate the Agreement with or without cause; however, if the Company terminates the Agreement without cause, or if Mr. Crew resigns for good reason, he is entitled to a severance payment of his then-current base salary which will be paid in twelve monthly installments. In the event Mr. Crew is terminated without cause or resigns for good cause within two (2) years of a change of control, Mr. Crew is entitled to payment of his then-current base salary within ten (10) days of his termination or resignation. Within thirty (30) days of termination without cause, resignation for good reason or termination or resignation within two (2) years of change of control, Mr. Crew would also be entitled to a pro-rata payment of any bonus earned.


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

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective April 1, 2005, Kara Brand resigned as Interim Chief Financial Officer, Treasurer and Secretary of the Company. The Company appointed, effective April 1, 2005, Charles Crew as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company.


     Prior to his appointment as Chief Financial Officer of the Company, Mr. Crew was executive vice president, chief financial officer and a member of the Board of Directors of Cigital, Inc. Cigital, Inc. is a provider of software quality and software security solutions. Prior to joining Cigital Inc., Mr. Crew spent nine years at Group 1 Software, Inc. as executive vice president, chief financial officer and a member of the Board of Directors. Group 1 Software provides software solutions for data quality, direct marketing and data integration.




ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


 Exhibit No.     Description
 -----------     -----------
 10.1            Letter Agreement dated March 29, 2005 between the Company and
                 Kara Brand
 10.2            Letter Agreement dated October 25, 2004 between the Company and
                 Kara Brand
 10.3            Employment Agreement dated April 1, 2005 between the Company and Charles Crew
 99.1            Press release dated April 4, 2005













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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       IPIX CORPORATION




Dated:  April 4, 2005                  /s/ Clara M. Conti
                                       ----------------------
                                       Clara M. Conti
                                       President and Chief Executive Officer








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